EXHIBIT 99.2

FINANCIAL CONSULTING AGREEMENT

The parties to this Agreement are Doherty & Company, LLC, a Delaware limited liability company (“Consultant”) and Trestle Holdings, Inc., a California corporation (“Company”).  The Company desires to contract with Consultant for certain financial services, and Consultant is willing to render such services as hereinafter more fully set forth.

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

1.                                       Engagement of Consultant.  Company hereby engages and retains Consultant to render to Company the financial services described in Section 2 hereof (the “Financial Services”) for the period commencing on the date hereof and continuing month-to-month thereafter (the “Consulting Period”).

2.                                       Description of Financial Services.  The Financial Services rendered by Consultant hereunder shall consist of consultations with management of Company as such management may from time to time require during the term of this Agreement.  Such consultations shall be with respect to the operation and financing of Company’s business, Company’s relationship with its securities’ holders, the preparation and distribution of periodic reports and such other matters as may be agreed upon between Company and Consultant.  In addition to such consultations, Company may request that Consultant prepare written reports on financial matters, attend meetings of Company’s Board of Directors or Shareholders, or review, analyze and report on proposed investment opportunities, short-term and long-term investment policies and/or future public and private financings.  Unless specifically requested and provided for by the Company, no travel shall be required in connection with the provision of such Services.

3.                                       Payment for Services Rendered.  Company agrees to pay the Consultant for the Financial Services hereunder the sum of $10,000 per calendar month (the “Consulting Fee”), payable on the first of each month during the Consulting Period until terminated.

4.                                       Service as Board Member.  For the purposes of this Agreement, time spent by any officer, director or employee of Consultant in connection with such person’s duties as a director of Company or in attendance at board meetings in such capacity shall not be considered Financial Services.

5.                                       Standstill.  Consultant hereby agrees that he will not, without the prior written approval of the Company, (i) directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that may result in a transfer of, any shares of common stock of the Company (“Common Stock”), options or warrants to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company which Consultant may directly or indirectly own, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or other securities of the Company which Consultant may directly or indirectly own, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period commencing as of the date hereof and ending on the date which is the later of May 31, 2005 or ninety (90) days after the date of Termination of this Agreement.  This paragraph 7 shall not apply to any transaction whereby Consultant beneficially owns at least 100,000 shares of Common Stock following consummation of each transaction.  Consultant understands that the Company will rely upon the representations set forth in this paragraph 7 in entering into this Agreement.  The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

6.                                       Nonexclusivity of this Agreement.  Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described herein, or of any nature whatsoever, for or on behalf of any person, firm, corporation or entity other than Company.  Consultant understands and agrees that Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

7.                                       Disclaimer of Responsibility for Acts of Company.  The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to Company.  In no event shall Consultant be required by this Agreement to act as the agent of Company or otherwise to represent or make decisions for Company.  All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by consultant hereunder, shall be those of Company or such affiliates and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Company as a consequence of such decisions.

8.                                       Termination.  Either party may terminate this Agreement by giving notice to the other prior to the fifteenth day of the calendar month preceding the effective date of termination.  In the event of termination pursuant to this Section 8, neither party shall have any rights or obligations hereunder after the date of such termination.

Any termination pursuant to this Section 8 shall be effective at the close of business on the first day of the full calendar month following timely receipt of notice thereof by the receiving party.

9.                                       Amendment.  No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

10.                                 Waiver.  Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.  A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

11.                                 Severability.  In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

12.                                 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

13.                                 Notices.  All notices, requests, payments, instructions, claims or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

If to Company:                                                                 Trestle Holdings, Inc.
199 Technology Drive, Suite 65
Irvine, California  92618
Attention:  Chief Executive Officer

If to Consultant:                                                         Doherty & Company, LLC
11835 W. Olympic Boulevard, #550E
Los Angeles, California  90064
Attention:  Michael Doherty

14.                                 Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement shall not be binding on or inure to the benefit of any successor or assign of Consultant where, as a result of such succession or assignment, control of the entity which would otherwise succeed to the rights and obligations of this Agreement is materially different from the control of the entity having such rights and obligations prior to such succession or assignment.

15.                                 Execution in Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

DATED as of September 1, 2004.

TRESTLE HOLDINGS, INC.

By

DOHERTY & COMPANY, LLC

By